Hughes Network Systems, LLC and HNS Finance Corp. Announce Proposed 9 1/2% Senior Notes Offering

Germantown, Md., May 20, 2009— Hughes Network Systems, LLC (HNS), the global leader in broadband satellite network solutions and services, and its subsidiary, HNS Finance Corp., today announced that they intend to offer $125.0 million aggregate principal amount of 9 1/2% senior notes due 2014. The notes will be offered in a private placement and will be guaranteed on a senior unsecured basis by each of HNS’ current and future domestic subsidiaries that guarantee any of HNS’ indebtedness or indebtedness of other HNS subsidiary guarantors, including the indebtedness under HNS’ revolving credit facility, unsecured term loan facility and existing 9 1/2% senior notes. The proposed 9 1/2% senior notes will be issued under a new indenture and will not be part of the same class as HNS’ existing 9 1/2% senior notes. HNS and HNS Finance Corp. are subsidiaries of Hughes Communications, Inc. (NASDAQ:HUGH).

The net proceeds of the offering are intended to be used for general corporate purposes, which could include working capital needs, corporate development opportunities (which may include acquisitions) and opportunistic satellite fleet expansion.

The notes will be offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-United States persons in reliance on Regulation S of the Securities Act. The offering of the notes will not be registered under the Securities Act, and the notes may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent such registration or an applicable exemption from such registration requirement.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Hughes Network Systems
Hughes Network Systems, LLC is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet® encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI and ITU standards organizations, including IPoS/DVB-S2, RSM-A and GMR-1. To date, Hughes has shipped more than 1.9 million systems to customers in over 100 countries.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide.

Hughes Network Systems, LLC and HNS Finance Corp. Announce Proposed 9 1/2% Senior Notes Offering, page 2

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding the proposed offering of the notes and the intended use of proceeds therefrom. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to HNS’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for HNS’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in HNS’ Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 5, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 7, 2009 and in the other documents HNS files with the Securities and Exchange Commission from time to time.

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©2009 Hughes Network Systems, LLC. All Rights Reserved. HUGHES, HughesNet, and SPACEWAY are registered trademarks of Hughes Network Systems, LLC.

Contact Information

Investor Relations Contact: Deepak V. Dutt,
Vice President, Treasurer and Investor Relations Officer
Email: deepak.dutt@hughes.com
Phone: 301-428-7010

Media Contact: Judy Blake,
Director, Marketing Communications
Email: judy.blake@hughes.com
Phone: 301-601-7330